UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2012

EFT HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53730	20-1211204
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17800 Castleton Street

Suite 300

City of Industry, CA 91748
(Address of principal executive offices, including zip code)

(626) 581 3335

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 12, 2012, the audit committee of the board of directors (the “Audit Committee”) of EFT Holdings, Inc. (the “Company”) determined that the Company’s previously issued unaudited interim consolidated financial statements as of and for the quarterly periods ended June 30 and September 30, 2011 should no longer be relied upon due to historical accounting errors relating to the calculation of the Company’s cost of goods sold (“COGS”) for those periods.

During the preparation of the Company’s unaudited interim consolidated financial statements for the quarterly period ended December 31, 2011, the Company’s management observed that the initial COGS calculations for that quarter appeared to be unusually low compared to previous quarters of fiscal 2012. Upon further investigation, the Company’s management discovered that the value of goods in transit (“GIT”) was omitted from the COGS calculation for those periods. The Company historically has relied upon a third-party logistics company to provide periodic inventory figures from which it has calculated its COGS.

The Company’s management has since recalculated the GIT and COGS for the quarterly periods ended June 30 and September 30, 2011. Based on the recalculation, the initial estimate is that the COGS for the quarterly period ended June 30, 2011 was overstated by $614,991. Accordingly, the Company’s consolidated net income for that reporting period was understated by the same amount. The recalculation for the quarterly period ended September 30, 2011 initially indicates that the COGS was understated by an estimated $359,534. Thus, the Company’s consolidated net income for that reporting period was overstated by the same amount.

The Company’s board of directors agreed with the Audit Committee’s conclusions, and the Company intends to restate these financial statements.

The Audit Committee is overseeing this restatement and a review of the historical accounting errors. The accounting errors did not result from any changes in the Company’s internal accounting policies, and the Company has no evidence that the errors resulted from any fraud or intentional misconduct. The Audit Committee is overseeing the Company’s reinforcement of its internal controls, specifically those related to its COGS calculations. Going forward, the Company will receive a separate detailed report for each reporting period from the third-party logistics company that reflects all GIT, and the Company’s management will separately track those figures.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Item 4.02 with Child, Van Wagoner & Bradshaw, PLLC, the Company’s independent registered public accounting firm.

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This Current Report on Form 8-K contains statements that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Form 8-K. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company’s review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. The Company’s actual results may differ materially from the results described in or anticipated by these forward-looking statements due to certain risks and uncertainties. These factors include, but are not limited to, those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, dated August 23, 2011 (as filed with the Securities and Exchange Commission) and in documents subsequently filed by the Company with the Securities and Exchange Commission from time to time. These potential risks and uncertainties include, among other things, the outcome and results of the Company’s review, the risk that the final conclusion of the review could result in a determination that the effect of the issues under review are materially greater or lesser than the Company currently believes to be the case, the risk that these matters could adversely affect the Company’s ability to make timely filings with the Securities and Exchange Commission, additional issues that may arise in connection with the ongoing review, risks of damage to the Company’s business and reputation arising from these matters, potential claims or proceedings relating to such matters, including stockholder, employee and customer litigation and/or claims and action by the SEC and/or other governmental agencies, and the additional risk factors described in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any duty to provide updates to any forward-looking statements made in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFT Holdings, Inc.
(Registrant)

Date: February 16, 2012	By:	/s/ William E. Sluss
William E. Sluss
Principal Financial and Accounting Officer

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